UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2009 (January 20, 2009)

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

     On January 20, 2009, Omnicom Group Inc. (“Omnicom”), Omnicom Capital Inc. (“Capital”), Omnicom Finance Inc. (together with Omnicom and Capital, the “Issuers”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) entered into a Fifth Supplemental Indenture (the “2031 Fifth Supplemental Indenture”) to the Indenture, dated as of February 7, 2001, between Omnicom and the Trustee (as successor to JPMorgan Chase Bank), as amended by the First Supplemental Indenture, dated as of February 13, 2004, among the Issuers and the Trustee, the Second Supplemental Indenture, dated as of November 4, 2004, among the Issuers and the Trustee, the Third Supplemental Indenture, dated as of November 30, 2004, among the Issuers and the Trustee and the Fourth Supplemental Indenture, dated as of July 10, 2008, among the Issuers and the Trustee (as so amended, the “2031 Indenture”) relating to the Issuers’ Liquid Yield OptionTM Notes due 2031 (the “2031 Notes”).

     The 2031 Fifth Supplemental Indenture amends the 2031 Indenture to permit the Issuers to designate any other Person (as defined in the 2031 Indenture), including but not limited to, financial institutions, corporations, partnerships or limited liability companies, to which Securities (as defined in the 2031 Indenture) are surrendered by a Holder (as defined in the 2031 Indenture) for purchase pursuant to Section 3.08 of the 2031 Indenture.

     The description of the 2031 Fifth Supplemental Indenture is not complete and is qualified in its entirety by the full text of the 2031 Fifth Supplemental Indenture attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

99.1	Fifth Supplemental Indenture to the 2031 Indenture, dated January 20, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:	/s/ Philip J. Angelastro

Name:	Philip J. Angelastro
Title:	Senior Vice President Finance and
Controller

Date: January 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Fifth Supplemental Indenture to the 2031 Indenture, dated January 20, 2009.